CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Hartford Mutual Funds II, Inc. of our report dated December 29, 2020, relating to the financial statements and financial highlights, which appears in The Hartford Growth Opportunities Fund, Hartford Quality Value Fund, and The Hartford Small Cap Growth Fund Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 25, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Hartford Mutual Funds II, Inc. of our report dated December 29, 2020, relating to the financial statements and financial highlights, which appears in Hartford Schroders China A Fund, Hartford Schroders Emerging Markets Equity Fund, Hartford Schroders Emerging Markets Multi-Sector Bond Fund, Hartford Schroders International Multi-Cap Value Fund, Hartford Schroders International Stock Fund, Hartford Schroders Securitized Income Fund, Hartford Schroders Tax-Aware Bond Fund, Hartford Schroders US MidCap Opportunities Fund and Hartford Schroders US Small Cap Opportunities Fund Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 25, 2021